UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            August 26, 2004

ENTREMETRIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33109	81-0444479
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

18101 Von Karman Ave Suite 330 Irvine, CA 92651

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (888) 798-8100

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5.02(b) RESIGNATION OF DIRECTORS

On August 25, 2004, Mark Absher announced his resignation as a director of EntreMetrix Corporation (the "Company"), the Company's wholly-owned subsidiary, EnStruxis, Inc., and any other affiliates associated therewith, effective immediately.

On August 26, 2004, Vincent Michael Keyes, III announced his resignation as a director of the Company, the Company's wholly-owned subsidiary, EnStruxis, Inc., and any other affiliates associated therewith, effective immediately.

On August 26, 2004, subsequent to, and effective after, his appointment of Scott Absher and George Lefevre as directors of the Company and EnStruxis, Inc. to fill the vacancies caused by the resignations of Mr. Keyes and Mr. Mark Absher as directors (as disclosed in Item 5.02(c) below) of the respective companies, Arthur Richard Lefevre announced his resignation as a director of the Company, the Company's wholly-owned subsidiary, EnStruxis, Inc., and any other affiliates associated therewith.

ITEM 5.02(c) APPOINTMENT OF DIRECTORS

On August 26, 2004, Arthur Richard Lefevre appointed Scott Absher and George Lefevre as directors of the Company and EnStruxis, Inc. to fill the vacancies on the board of the respective companies caused by the resignations of Mr. Keyes and Mr. Mark Absher as directors thereof.

Scott Absher is the Company's current Chief Executive Officer and George Lefevre is its Chief Financial Officer and Secretary. Each of them previously provided, and continue to provide, consulting services to the Company pursuant to the terms and conditions of that certain Business Consulting Agreement, dated April 20, 2004 (the "Consulting Agreement"), in exchange for the issuance of 2,450,000 shares of the Company's common stock each to Scott Absher and George Lefevre. The shares are registered in a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 23, 2004, and are subject to forfeiture pursuant to terms of the Consulting Agreement, which has been filed as an exhibit to the Form S-8.

ITEM 8.01 OTHER EVENTS

On August 19, 2004, a civil complaint for breach of contract, declaratory relief, fraud, rescission and appointment of a receiver was filed with the Superior Court of the State of California for the County of Orange, entitled Richard McKinley v. EntreMetrix Corporation, et al., Case No. 04CC08721. The complaint was filed by Richard McKinley ("McKinley"), the former president of EntreMetrix Corporation (the "Company"), after the Company's board of directors had terminated McKinley for cause from all officer positions formerly held by him and had cancelled the shares issued to McKinley in connection with the Company's acquisition of all of the outstanding stock of EnStruxis, Inc. that were to be held on behalf of the Company for use in future acquisitions. McKinley seeks, among other things, damages and a rescission of the Company's acquisition of all of outstanding capital stock of EnStruxis, Inc. (formerly known as EntreMetrix Corporation) pursuant to the terms and conditions of that certain Stock Purchase Agreement by and among the Company, the plaintiff and EnStruxis, Inc. McKinley sought, without notice to the Company and without an opportunity to defend by the Company, a broad temporary restraining order, including the appointment of a receiver. The Court denied a broad temporary restraining order, but granted a limited order. Under the limited order, the Company may not cancel McKinley's stock, issue new stock without the Court's consent, or incur any expenditure, liability, obligation or issue any check, draft, or other instrument unless such instrument bears the signature of McKinley as well as an officer or director of the Company.

The Company believes that the complaint is without merit and intends to defend the action vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMETRIX CORPORATION,

a Nevada corporation

Date: August 31, 2004	By /s/ Scott W. Absher
Scott W. Absher, Chief Executive Officer